EXHIBIT 16.1

September 27, 2005

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	China Printing, Inc.
file no: 000-27243

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated September 14, 2005 regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

Malone and Bailey, PC